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                                                                    Exhibit 5(a)




                               September 21, 2001

FirstEnergy Corp.
76 South Main Street
Akron, Ohio  44308


                   Re: REGISTRATION STATEMENT ON FORM S-3
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Dear Ladies and Gentlemen:

         I am Associate General Counsel for FirstEnergy Corp., an Ohio corporation (the "COMPANY"). In connection with the preparation and filing by the Company with the Securities Exchange Commission (the "Commission") as of the date hereof of the registration statement on Form S-3 (the "REGISTRATION STATEMENT") to register under the Securities Act of 1933, as amended (the "ACT"), up to $4,000,000,000 aggregate amount of senior unsecured debt securities (the "DEBT SECURITIES") to be issued under the indenture (the "INDENTURE") to be entered into between the Company and Bank One Trust Company, N.A., as trustee (the "TRUSTEE"), I have examined (i) the Company's Articles of Incorporation and Code of Regulations, both as amended; (ii) documents issued by public officials as to the existence of the Company under the laws of the State of Ohio; (iii) the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the "PROSPECTUS") and the form of Indenture filed as Exhibit 4(a); and (iv) such other documents and records of the Company, and such matters of law, as I have deemed necessary to enable me to render this opinion. I have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

         Based on the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio.

         2. When (i) the Indenture has been duly authorized by the Board of Directors of the Company (or by the committee to which the Board delegates the authority to grant such authorization), and (ii) the Indenture has been validly executed and delivered by the Company in accordance with such authorization and by the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith, fair dealing and reasonableness.

         3. When (i) the terms of the issuance and sale of the Debt Securities have been duly approved by all necessary action of the Board of Directors of the Company (or by the committee to which the Board delegates the authority to grant such authorization) so as not to violate any applicable law or result in a default under or a

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breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Indenture has been duly executed and delivered by the Company and the Trustee thereunder and (iii) the Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the Prospectus and in accordance with the Indenture, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith, fair dealing and reasonableness.

         Paragraphs 2 and 3 of this opinion are subject to the Registration Statement's becoming effective with no stop order with respect thereto having been issued by the Commission, and to the issuance and continued effectiveness of any necessary order by the Commission under the Public Utility Holding Company Act of 1935 authorizing the issuance of the Debt Securities on the terms contemplated in the Registration Statement and the Prospectus.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Opinions" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

         I am a member of the bar of the State of Ohio, and this opinion is limited to the laws of the State of Ohio. Insofar as the opinion expressed herein relates to matters which are governed by the laws of the State of New York or the Federal laws of the United States, I have relied upon the opinion of Pillsbury Winthrop LLP, special counsel for the Company, which is being filed as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ David L. Feltner
                                               David L. Feltner, Esq.
                                               Associate General Counsel
                                               FirstEnergy Corp.



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